Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A of Fidelity Hereford Street Trust: Fidelity Government Money Market Fund and Fidelity Money Market Fund of our reports dated June 14, 2013 and Fidelity Treasury Only Money Market Fund (formerly Fidelity U.S. Treasury Money Market Fund) of our report dated June 11, 2013 on the financial statements and financial highlights included in the April 30, 2013 Annual Reports to Shareholders of the above referenced funds, which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts June 24, 2013